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                                   EXHIBIT 24(5)

                          CONSENT OF THE FINDLEY GROUP

                                   May 19, 1997


First Security Corporation
79 South Main Street
Salt Lake City, Utah  84111


Gentlemen:

We hereby consent to the inclusion of the Fairness Opinion of The Findley Group in Pre-Effective Amendment No. 1 to the Form S-4 Registration Statement of First Security Corporation in connection with the acquisition of American Bancorp of Nevada. We also consent to the references made in the such Form S-4 Registration Statement to The Findley Group.

                                   Sincerely,



                                   /s/ Gary Findley
                                   ----------------------------
                                   Gary Steven Findley
                                   Director